UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

December 31, 2004

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2004, Ascendant Solutions, Inc. (“Company” or “Registrant”) acquired certain indirect interests in various partnerships that own properties (“Properties”) in the 150 acre Frisco Square mixed-use real estate development in Frisco, Texas, pursuant to that certain Master Agreement Regarding Frisco Square Partnerships, dated December 31, 2004 (the “Master Agreement”). Frisco Square is planned to include approximately 4.4 million developed square feet, including retail, offices, multi-family and municipal space. The development was designed by an architect, David M. Schwarz, whose work includes the American Airlines Center in Dallas, The Ballpark in Arlington, and the Bass Performance Hall in Ft. Worth.

Pursuant to the Master Agreement, through January 5, 2005, the Company has made payments of approximately $425,000 to purchase a 50% interest in three partnerships (the “Equity Partnerships”) and an option (the “Option”) to acquire a 50% interest in a fourth partnership, Frisco Square, Ltd., a Texas limited partnership (“FSLTD”) (FSLTD, together with the Equity Partnerships, the “Partnerships”). The Company indirectly acquired its interests in the Equity Partnerships through various newly-formed entities (the “Fairways Group”) as set forth on Exhibit 99.1 to this Current Report on Form 8-K and the Option is to be held by Fairway Frisco (as defined below). The Partnerships were all originally formed and owned 100% by Cole McDowell and Mary Pat McDowell or their affiliates (collectively, the “Five Star Group”).

The Fairways Group entities have agreed to make capital contributions to the various Equity Partnerships in the aggregate amount of $6,280,000 which includes the approximately $425,000 already paid by the Company. Such amounts are to be used to pay the expenses of the development of the Properties, together with repayments of portions of loans and the payment of fees to the Five Star Group. The Master Agreement provides that the obligations of the Fairways Group entities to make additional capital contributions shall be deemed to have been satisfied to the extent the obligations are otherwise met through refinancing, discount, discharge or deferral. The members of the Five Star Group will not be required to make additional capital contributions to the Equity Partnerships, provided, the liabilities of the Equity Partnerships disclosed to the Company by the Five Star Group are not exceeded by more than $200,000. If the Equity Partnerships generate distributable cash flow, the first $1 Million in aggregate shall be distributed to the Fairways Group and the second $2.5 Million in aggregate shall be distributed to the Five Star Group. Thereafter, the distributions of cash flow are to be made equally. The Equity Partnerships are to pay the Five Star Group a fee of $500,000 which is included in the $6,280,000 amount listed above and a developer fee of 2% of the hard costs of the improvements in the Properties.

Certain members of the Five Star Group are the managing partners of the Equity Partnerships, provided, however, certain members of the Fairways Group have been added as co-general partners (“Co-General Partner”), each of which shall have approval rights with respect to designated partnership activities for the Equity Partnerships. The Co-General Partners are primarily responsible, with no obligation to expend any of their own funds, to determine and negotiate alternative sources of financing for the Equity Partnerships.

If at any time after December 31, 2005, any partner of the Equity Partnerships desires to sell its partnership interests, a buy/sell agreement is set forth in the Master Agreement which could require the other partners to buy such interests or sell their own. Notwithstanding the above, Fairways Frisco may transfer its interest in the Equity Partnerships to any person controlled or managed by Mr. Leslie.

The Option purchased by the Company and held by Fairways Frisco shall only be exercisable if the then outstanding debt of FSLTD to CoServe Denton Realty Partners is refinanced before June 30,

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2005 on reasonable and market terms. The outstanding amount of this debt on December 31, 2004 was $21.8 Million. Fairways Frisco is authorized to negotiate with the existing lender and other potential lenders with respect to such financing subject to FSLTD’s consent which consent must be given if the specified parameters for such refinancing are met. Fairways Frisco has been granted approval rights with respect to designated partnership activities for FSLTD.

The Company holds its investment as sole limited partner of Fairways Frisco L.P. (“Fairways Frisco”), which is a 49.5% limited partner in each of the Equity Partnerships. Fairways Frisco holds the remaining 0.5% interest through its ownership of 100% of the membership interests of other members of the Fairways Group that are co-general partners of the Equity Partnerships. Fairways Equities, LLC (“FEL”) is the sole general partner and holds a 0.1% interest in Fairways Frisco. James C. Leslie, a director, officer and principal shareholder of the Company, is a member of FEL. The Company is in discussions with prospective investors to participate in the Fairways Group entities. No assurance can be given as to whether such participation will occur or pursuant to what terms it will be made.

The parties to the Master Agreement are the Fairways Group, the Partnerships, Cole and Mary Pat McDowell, and the remainder of the Five Star Group which is Five Star Development Co., Inc., a Texas corporation, CMP Management, LLC, a Texas limited liability company, and CMP Family Limited Partnership, a Texas limited partnership. The Partnerships are FSLTD, Frisco Square B1-6 F1-11, Ltd., a Texas limited partnership, Frisco Square B1-7 F1-10, Ltd., a Texas limited partnership, and Frisco Square Properties, Ltd., a Texas limited partnership. The members of the Fairways Group are Fairways Frisco, Fairways B1-6 F1-11, LLC, a Texas limited liability company, Fairways B1-7 F1-10, LLC, a Texas limited liability company, and Fairways FS Properties, LLC, a Texas limited liability company.

The interests in the Partnerships were acquired by the Company or the Fairways Group from the Partnerships and the Five Star Group. The Company has no other material relationship with the Partnerships or the members of the Five Star Group.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please see the disclosure regarding the Master Agreement contained under Item 1.01 above, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure regarding the Master Agreement contained under Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements for the Partnerships will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K was due.

(b) Pro forma financial information.

Pro forma financial information for the Partnerships and the Company will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K was due.

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(c) Exhibits.

Exhibit 10.1	Master Agreement Regarding Frisco Square Partnerships dated December 31, 2004.

Exhibit 99.1	Table reflecting certain ownership after giving effect to the transactions contemplated by the Master Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: January 7, 2005	By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer and President

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